EX-28.n

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

Effective March 2, 2009

Amended January 1, 2021*

WHEREAS, Nationwide Mutual Funds, a Delaware statutory trust (the “Trust”), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the following have been designated as the series and classes of the Trust:

Series	Classes
Nationwide Mellon Dynamic U.S. Core Fund	A, C, R, R6, Eagle, Institutional Service
(formerly, Nationwide Mellon Dynamic U.S. Growth Fund)
Nationwide Fund	A, C, R, R6, Institutional Service
Nationwide Bond Fund	A, C, R, R6, Institutional Service
Nationwide Government Money Market Fund	Investor, Service, R6
Nationwide S&P 500 Index Fund	A, C, R, Service, R6, Institutional Service
Nationwide Small Cap Index Fund	A, C, R, R6, Institutional Service
Nationwide Mid Cap Market Index Fund	A, C, R, R6, Institutional Service
Nationwide International Index Fund	A, C, R, R6, Institutional Service
Nationwide Bond Index Fund	A, C, R, R6, Institutional Service
Nationwide Investor Destinations Aggressive Fund	A, C, R, R6, Service, Institutional Service
Nationwide Investor Destinations Moderately Aggressive Fund	A, C, R, R6, Service, Institutional Service
Nationwide Investor Destinations Moderate Fund	A, C, R, R6, Service, Institutional Service
Nationwide Investor Destinations Moderately Conservative Fund	A, C, R, R6, Service, Institutional Service
Nationwide Investor Destinations Conservative Fund	A, C, R, R6, Service, Institutional Service
Nationwide Destination 2025 Fund	A, R, R6, Institutional Service
Nationwide Destination 2030 Fund	A, R, R6, Institutional Service
Nationwide Destination 2035 Fund	A, R, R6, Institutional Service
Nationwide Destination 2040 Fund	A, R, R6, Institutional Service
Nationwide Destination 2045 Fund	A, R, R6, Institutional Service
Nationwide Destination 2050 Fund	A, R, R6, Institutional Service
Nationwide Destination 2055 Fund	A, R, R6, Institutional Service
Nationwide Destination 2060 Fund	A, R, R6, Institutional Service
Nationwide Destination 2065 Fund	A, R, R6, Institutional Service
Nationwide Destination Retirement Fund
(formerly, Nationwide Destination 2015 Fund)	A, R, R6, Institutional Service
Nationwide American Century Small Cap Income Fund
(formerly, Nationwide U.S. Small Cap Value Fund)	A, C, R6, Institutional Service
Nationwide Small Company Growth Fund	A, Institutional Service

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

Effective March 2, 2009

Amended January 1, 2021*

Nationwide Global Sustainable Equity Fund	A, C, R6, Institutional Service
Nationwide Inflation-Protected Securities Fund	A, R6, Institutional Service
Nationwide Core Plus Bond Fund	A, R6, Institutional Service
Nationwide Bailard Cognitive Value Fund	A, C, R6, Institutional Service, M
Nationwide Bailard International Equities Fund	A, C, R6, Institutional Service, M
Nationwide Bailard Technology & Science Fund	A, C, R6, Institutional Service, M
Nationwide Geneva Mid Cap Growth Fund	A, C, R6, Institutional Service
Nationwide Geneva Small Cap Growth Fund	A, C, R6, Institutional Service
Nationwide Loomis Core Bond Fund	A, C, R6, Institutional Service
Nationwide Diamond Hill Large Cap Concentrated Fund	A, C, R6, Institutional Service
Nationwide Loomis Short Term Bond Fund	A, C, R6, Institutional Service
Nationwide WCM Focused Small Cap Fund	A, C, R6, Institutional Service
Nationwide NYSE Arca Tech 100 Index Fund	A, C, R6, Institutional Service
(formerly, Nationwide Ziegler NYSE Arca Tech 100 Index Fund)
Nationwide Emerging Markets Debt Fund	A, C, R6, Institutional Service
Nationwide Amundi Global High Yield Fund	A, C, R6, Institutional Service
Nationwide Amundi Strategic Income Fund	A, C, R6, Institutional Service
Nationwide International Small Cap Fund	A, R6, Institutional Service
Nationwide Loomis All Cap Growth Fund	A, R6, Eagle, Institutional Service
Nationwide Multi-Cap Portfolio	R6
Nationwide AllianzGI International Growth Fund	A, R6, Eagle, Institutional Service
Nationwide Mellon Disciplined Value Fund	A, K, R6, Eagle, Institutional Service
Nationwide Bond Portfolio	R6
Nationwide GQG US Quality Equity Fund	A, R6, Eagle, Institutional Service

*	As most recently approved at the Board Meeting held on December 16-18, 2020.

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

Effective March 2, 2009

Amended January 1, 2021*

WHEREAS, Nationwide Fund Advisors (“NFA”) serves as investment adviser for each of the series;

WHEREAS, Nationwide Fund Distributors LLC serves as underwriter and Nationwide Fund Management LLC serves as fund administrator and transfer agent for the series of the Trust;

WHEREAS, the Trust has adopted a Distribution Plan (“12b-1 Plan”) under Rule 12b-1 of the 1940 Act providing for:

(1)	in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets;

(2)	in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of average net assets of which 0.25% per annum is considered a service fee;

(3)

in the case of the Service Class shares of the Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Investor Destinations Conservative Fund, fees of not more than 0.25% per annum of average net assets;

(4)	in the case of the Service Class shares of the Nationwide S&P 500 Index Fund and the Nationwide Government Money Market Fund, fees of not more than 0.15% per annum of average net assets; and

(5)	in the case of Class R shares of the Funds, fees of not more than 0.50% per annum of average net assets of which 0.25% is considered a service fee. And

(6)	in the case of Class K shares of the Funds, fees of not more than 0.10% per annum of average net assets.

WHEREAS, the Trust has adopted an Administrative Services Plan providing for:

(1)	in the case of Class A, Class C, Class R, Institutional Service Class and Service Class shares of the Funds, fees of not more than 0.25% per annum of average net assets; and

(2)	in the case of Eagle Class shares of the Funds, fees of not more than 0.10% per annum of average net assets.

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

Effective March 2, 2009

Amended January 1, 2021*

WHEREAS, the Trust has established a Multiple Class Distribution System enabling the Trust, as described in its prospectuses, to offer eligible investors the option of purchasing shares of its series with the following features (not all series offer each option):

(1)

with a front-end sales load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) and providing for a 12b-1 fee, an administrative services fee and under certain circumstances, a contingent deferred sales charge (“CDSC”) may be applicable for purchases sold without a sales charge and for which a finder’s fee is paid (the “Class A shares of the Funds”);

(2)

without a front-end load and subject to a CDSC (each of which may be subject to certain reductions and waivers among groups of purchasers), and providing for a 12b-1 fee and an administrative services fee (the “Class C shares of the Funds”);

(3)	without a front-end load or CDSC, but providing for a 12b-1 fee (the “Class K shares of the Funds”);

(4)	without a front-end load or CDSC, but providing for an administrative services fee (the “Institutional Service Class shares of the Funds”);

(5)	without a front-end load or CDSC, but providing for an administrative services fee (the “Eagle Class shares of the Funds”);

(6)	without a front-end load or CDSC, but providing for a 12b-1 fee and an administrative services fee (the “Service Class shares of the Funds);

(7)	without a front-end load or CDSC, 12b-1 fee, or administrative service fee (the “Class M shares of the Funds”);

(8)	without a front-end load or CDSC or 12b-1 fee, but with an administrative service fee (the “Investor Shares of the Government Money Market Fund”);

(9)	without a front-end load or CDSC, but providing for a 12b-1 fee and/or administrative services fee (the “Class R shares of the Funds”); and

(10)	without a front-end load or CDSC, 12b-1 fee, or administrative service fee (the “Class R6 shares of the Funds).

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

Effective March 2, 2009

Amended January 1, 2021*

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:

1.

Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; and (b) different administrative service fees associated with any Administrative Services Plan; (c) different dedicated distribution channels; and (d) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; and (viii) shareholder meeting costs that relate to a specific class; (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features; (f) exchange privileges; and (g) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2.

Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the series if such series does not pay daily dividends and if the series does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii)). Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

NATIONWIDE MUTUAL FUNDS

RULE 18f-3 PLAN

Effective March 2, 2009

Amended January 1, 2021*

A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto); (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

3.

To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust, or with money market fund shares of the Trust as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

4.

Dividends and distributions paid by a series of the Trust as to each class of its shares, to the extent any dividends or distributions are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount for each such class, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class and will be taken into account in determining the amount of dividends and distributions paid with respect to that class.

5.

Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2341 of the Rules of the Financial Industry Regulatory Authority, Inc.

6.

The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust’s Trustees, including a majority of the Board members who are not “interested persons” (as defined in the 1940 Act) of the Trust.

7.

Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust’s Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.